Exhibit (p)(15)

                                 CODE OF ETHICS
                      ADOPTED UNDER RULES 204A-1, and 17j-1
                                       FOR
         KEELEY ASSET MANAGEMENT CORP., KEELEY INVESTMENT CORP., KEELEY
                SMALL CAP VALUE FUND, INC., AND KEELEY FUNDS INC.

I.    STANDARDS OF CONDUCT.

Keeley Small Cap Value Fund, Inc. and the Keeley Funds, Inc. (collectively referred to herein as the "Funds"), Keeley Asset Management Corp. ("KAMCO"), Adviser to the Funds, and Keeley Investment Corp. ("KIC"), Distributor of the Funds, (all four of the aforementioned collectively referred to herein as "Keeley"); expect all of its Supervised Persons to follow the highest standard of ethical conduct in their dealings with clients and members of the public. Keeley believes that its success is based on its reputation of quality, honesty and fair dealing, and that reputation is a valuable asset which must be nurtured and protected. Keeley reminds each of its Supervised Persons that each person must comply with applicable federal securities laws and as fiduciaries they have an affirmative duty of care, loyalty, honesty and good faith to act in the best interest of the clients of Keeley that he or she has a fiduciary obligation to the clients, and they should deal fairly and honestly with all clients. Keeley expects each of its Supervised Persons to put the client's interests first and not profit at the expense of any client. Keeley expects its Supervised Persons to follow not just the letter but also the spirit of the law.

II.   DEFINITIONS

      A. "Access Persons" are a subset of Supervised Persons who (1) have access to non public information regarding any client's purchase or sale of securities or non public information regarding the portfolio holdings of any fund or account the adviser or its control affiliates manage; or (2) are involved in making securities recommendations to clients, or have access to such recommendations that are non public. Any director, officer of KAMCO or KIC, or interested director of the Funds is presumed to be an access person.

      B. "Administrator" means the party appointed by the Funds and under contract with them to administer the operation of the Funds. On the date of the most recent amendment to the Code, the Administrator is UMB Fund Services, Inc.

      C.    "Adviser" means Keeley Asset Management, Corp. (KAMCO).

      D. "Advisers Act" means the Investment Advisers Act of 1940, as amended.

      E. "Advisory Person" of the Funds or the Adviser means: (i) any employee of the Funds, the Adviser, the Distributor or of any company in a control relationship to the Funds or the Adviser, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Funds, Adviser, or Distributor who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of Covered Securities by the Funds.

      F. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      G. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, by virtue of having a pecuniary interest except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

      H.    "Board" means Board of Directors of the Funds.

      I.    "CCO" means Chief Compliance Officer.

      J. "Code" means this Code of Ethics, as it may be amended from time to time.

      K. "Control" has the same meaning as that set forth in Section 2(a) (9) of the Act.

      L. "Covered Security" means a security defined in Section 2(a)(36) of the Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) Bankers' acceptances , bank certificates of deposit, commercial paper and high quality short-term instruments, including repurchase agreements; (iii) shares issued by open-end funds (iv) shares issued by open-end mutual funds other than the Funds; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds other than the Funds.

      M. "Disinterested director" means a director of the Funds who is not an 'interested person" of the Funds within the meaning of Section 2(a)(19).

      N.    "Distributor" means Keeley Investment Corp.

      O. "Funds" means the Keeley Small Cap Value Fund, Inc. and the Keeley Funds, Inc.

      P. "Investment Personnel" means any employee of KAMCO, KIC or of the Funds or any company in a control relations to KAMCO who, in connection with his or her regular function or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the managed accounts of KAMCO, and any natural person who controls KAMCO and who obtains information concerning recommendations regarding the purchase or sale of securities by the managed accounts of KAMCO.

      Q. "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

      R. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, 505 or 506 under the Securities Act of 1933.

      S. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

      T. "Security Held or to be acquired by the managed accounts of KAMCO" means (i) any Covered Security which, within the most recent 15 days
            (A) is or has been held by the managed accounts of KAMCO; or (B) is being or has been considered by KAMCO for purchase by the managed accounts of KAMCO; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

      U. "Supervised Persons" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of KAMCO, or other person who provides investment advice on behalf of KAMCO and is subject to the supervision and control of KAMCO.

III.  EXEMPTED TRANSACTIONS

      The prohibitions of Section IV of the Code shall not apply to:

      A. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

      B. Purchases or sales of securities which are not eligible for purchase or sale by the managed accounts of KAMCO.

      C. Purchases or sales which are non-volitional on the part of either the Access Person or the managed accounts of KAMCO.

      D.    Purchases which are part of an automatic dividend reinvestment plan.

      E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      F.    Purchases of U.S.  Government  securities and repurchase  agreements thereon, bank certificates of deposit, commercial paper and interests in companies registered as open end investment companies under the Act.

IV.   PROHIBITED PURCHASES AND SALES

      Except in a transaction exempted by Section III of the Code:

      A. No Supervised Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and is not held by any managed account of KAMCO and which to his actual knowledge at the time of such purchase or sale is being considered for purchase or sale by the managed accounts of KAMCO. Allowances may be made subject to prior written approval from John L. Keeley, Jr., or in the case of Mr. Keeley's personal transactions, such person who may be designated, from time to time, by the CCO to approve such transactions. Any such trades occurring without such prior pre-approval are subject to cancellation. Notwithstanding the foregoing, solely for purposes of the requirement to obtain pre-approval under this Section IV.A, transactions by KAMCO Limited Partnership No. 1, KAMCO Performance Limited Partnership and KAMCO Thrift Partners Limited Partnership shall not be considered transactions by John Keeley or Mark Zahorik, and therefore shall not be subject to pre-approval.

      B. Investment Personnel and Supervised Persons shall not purchase any security which is part of an IPO or a Limited Offering, except with the prior written approval of Mr. John L. Keeley, Jr. (or with respect to Mr. Keeley's personal transactions, such person who may be designated, from time to time, by the CCO to approve such transactions).

      C. All personal trades for Supervised Persons, or for trades in any account in which the Supervised Person has a Pecuniary Interest, (You will be considered to have a "Pecuniary Interest" in a Security if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such Security.) require pre-approval from KAMCO CEO. The CEO will signify his approval of the trade by signing the trade ticket. Any personal trades by the CEO require approval by the Vice President Portfolio Managers who will signify his approval by signing the trade ticket.

                  i. Personal  trades in securities  that are held by any client of KAMCO will be permitted on the days these securities are traded on behalf of a KAMCO client, and in those instances the KAMCO client shall receive the same or better price for the security.

                  ii. All  Supervised  employees  are  required to provide  hard copies of all external brokerage account statements to the KAMCO Secretary. These statements will be maintained and reviewed, as necessary. Statements for Supervised Employees who maintain their brokerage accounts at Keeley Investment Corp. will be maintained in electronic format.

                  iii. Notwithstanding the foregoing, solely for purposes of the requirement to obtain pre-approval under this Section III.A, transactions by KAMCO Limited Partnership No. 1, KAMCO Performance Limited Partnership and KAMCO Thrift Partners Limited Partnership shall not be considered transactions by John Keeley or Mark Zahorik, and therefore shall not be subject to pre-approval.

Nothing herein shall prohibit any Advisory Person (including an Advisory Person who is an Access Person) from making recommendations for, and effecting, purchases or sales of securities for the managed accounts of KAMCO, even if the Advisory Person has a beneficial interest in such managed account, provided that if the transaction or recommendations for the other managed account or accounts are the same (i.e., both for purchases or for sales), the securities so purchased or sold are allocated on a pro rata basis based on average price, such allocations are fair and equitable compared to allocations to the Advisory Person's other managed accounts, and the transactions otherwise comply with the provisions of the Act and the rules and regulations issued thereunder.

V.    OTHER RESTRICTIONS

      A. No Access Person shall accept, from any person who does business with KAMCO, or the Fund, any gift or other gratuity; provided, however, that his provision shall not prohibit any Access Person from accepting any item which has a nominal value (i.e. $25 or less), nor shall it prohibit the acceptance of traditional holiday gifts of food or similar items given or made available to all personnel of the adviser or underwriter of a nominal value with respect to each person benefiting therefrom.

      B. No Access Person shall serve as a member of the board of directors of any entity which has a class of securities registered under the Securities Exchange Act of 1934, or whose securities are listed for trading on any stock exchange or are traded or quoted in the over-the-counter market, unless the CCO shall specifically pre-approve such Access Person's so serving.

      C. Unlawful Actions. (Pursuant to Rule 17j-1(b) of the Investment Company Act of 1940.) It is unlawful for any affiliated person of or principal underwriter for the Funds, or any affiliated person of KAMCO, or principal underwriter for the Funds, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Funds:

            1.    To employ any device, scheme or artifice to defraud the Funds;

            2. To make any untrue statement of a material fact to the Funds or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

            3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or

            4. To engage in any manipulative practice with respect to the Funds.

      D. Insider trading -- Trading Securities while in possession of material, nonpublic information or improperly communicating such information to others -- may expose a person to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years' imprisonment. The Securities and Exchange Commission may recover the profits gained, or losses avoided, through insider trading, obtain a penalty of up to three times the illicit windfall, and/or issue an order permanently barring any person engaging in insider trading from the securities industry. In addition, investors may sue seeking to recover damages for insider trading violations.

            Any such violation  constitutes grounds for disciplinary  sanctions,
            including   dismissal  and/or  referral  to  civil  or  governmental
            authorities for possible civil or criminal prosecution.

VI.   REPORTING.

      A. Every Supervised Person shall report to the KAMCO CCO or the CCO of the Funds as required the information described in Section VI.C of the Code with respect to transactions in any security in which such Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected pursuant to an automatic investment plan, or for any account over which such person does not have any direct or indirect influence or control.

      B. Every Supervised Person required to report information under Section VI.C shall direct all brokers with whom he maintains an account or transacts brokerage business to supply to the Adviser and the Funds or their designee, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts. Copies of these statements are then delivered to the KAMCO CCO, or the Funds CCO as appropriate. The CCO reviews the trading activities of all Supervised Persons.

      C. Every (transaction) report required to be made by Section VI.A of the Code shall be made not later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

            1. For each security, the date of the transaction, the title and as applicable then ticker symbol or CUSIP number, interest rate and maturity date and the principal amount (for debt securities), and the number of shares;

            2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

            3.    The price at which the transaction was effected;

            4. The name of the broker, dealer or bank with or through whom the transaction was effected; and

            5.    The date on which the report is submitted.

      D. Each person who becomes a Supervised Person, on or before becoming a Supervised Person, shall report to the KAMCO CCO, the Funds CCO or his designees all of his personal security holdings. The holdings report must be current as of a date not more than 45 days prior to the individual being an access person (Initial Report) or the date the report is submitted (Annual Report). Such report shall contain the following information:

            1. The title and type of security, and as applicable the exchange ticker or CUSIP number, number of share and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

            2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Supervised Person; and

            3.    The date the report is submitted by the Supervised Person.

      E. Each Supervised Person shall report to KAMCO or its designee, on an annual basis, all of his or her personal security holdings, in the same form and containing the same information required under Section VI.D. The information in each report submitted under this Section VI.E shall be current as of date no more than 45 days before the report is submitted.

      F. Any report filed pursuant to Section VI.A, VI.D or VI.E of the Code may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

      G. Every Supervised Person who shall not file a report for any quarter shall certify to KAMCO that no report was required for such quarter.

      H. Every Supervised Person shall certify to KAMCO, KIC or the Funds, on an annual basis that he has read and understands the Code, recognizes that he is subject to it, has complied with the requirements of the Code and has disclosed or reported all personal securities transactions required to be disclosed or reported by him under the Code.

      I. The KAMCO CCO shall prepare an annual report that summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year, identifies any violations requiring significant remedial action during the past year, and identifies any recommended changes in existing restrictions or procedures based upon KAMCO's experience under the Code, evolving industry practices, or development in applicable laws or regulations, and shall include a certification in writing that KAMCO has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

VII.  DISTRIBUTION OF CODE AND AMENDMENTS

Each Supervised Person will be provided with a copy of the Code and with any amendments to the Code. Each Supervised Person must acknowledge, in writing, his receipt of the Code and any amendments.

VIII. REPORTING OF VIOLATIONS; ENFORCEMENT AND SANCTIONS

      A. The CCO has primary responsibility for enforcing this Code. The CCO will review all reports submitted by Access Persons under this Code.

      B. Any Supervised Person who becomes aware of any violation of the Code will promptly report the violation to the CCO. Supervised Persons are encouraged to discuss any questions about compliance with the CCO; Supervised Persons do not need to have made a determination that someone has violated the Code to discuss an issue with the CCO. It is a violation of this Code for any person to retaliate against any person who makes a report.

                                  CERTIFICATION

      The undersigned, the Chief Compliance Officer of KAMCO, does hereby certify that the foregoing Code of Ethics (the "Code") is in the form last approved by KAMCO on February 15, 2006.

Dated: February 15, 2005

                                                       _________________________
                                                        Chief Compliance Officer

                                  CERTIFICATION

      The undersigned, the duly elected secretary of the Funds, does hereby certify that the foregoing Code of Ethics (the "Code") is in the form last approved by the Board of Directors of the Funds at a meeting duly called and convened on February 14, 2006, at which meeting all of the members of the Board of Directors, including all of the directors who are not "interested persons" of the Fund, as such term is defined under the Investment Company Act of 1940, voted in favor of adoption of the amendment to the Code presented at that meeting, and that the Code, in such form, has been approved by all of the directors of the Fund, including all of the directors of the Fund who are not "interested persons" of the Fund.

Dated: February 15, 2006                          _____________________________
                                                             Secretary

                                                                      Appendix A

         KEELEY ASSET MANAGEMENT CORP., KEELEY INVESTMENT CORP., KEELEY
                SMALL CAP VALUE FUND, INC., AND KEELEY FUNDS INC.

                          (Effective February 15, 2006)

 Acknowledgment of Receipt of Personal Investment and Trading Policy, Statement
                      on Insider Trading and Code of Ethics

      I have received, read and understand the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics of the Keeley. I certify that I have, to date, complied with and will continue to comply with all of the requirements contained within the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics.

      I understand that any violation will be taken seriously by Keeley and may result in severe disciplinary action, including termination.

_______________________________                       _________________________
Signature                                             Date

______________________________
Name

ALL KEELEY COVERED PERSONS MUST EXECUTE THIS ACKNOWLEDGEMENT UPON THE IMPLEMENTATION OF THIS PERSONAL INVESTMENT AND TRADING POLICY, STATEMENT ON INSIDER TRADING AND CODE OF ETHICS OR PRIOR TO EMPLOYMENT.

         TO BE RETURNED TO AND RETAINED BY THE CHIEF COMPLIANCE OFFICER

                                                                      Appendix B

         KEELEY ASSET MANAGEMENT CORP., KEELEY INVESTMENT CORP., KEELEY
                SMALL CAP VALUE FUND, INC., AND KEELEY FUNDS INC.

                          (Effective February 15, 2006)

                       ANNUAL CERTIFICATION OF COMPLIANCE

I hereby certify that I have complied with all of the requirements of the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the "Policy, Statement and Code"), for the year ended December 31, 20__. Pursuant to the Policy, Statement and Code, I have disclosed or reported all personal Securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Policy, Statement and Code, except as described below (if no exceptions apply, please initial below where indicated; if exceptions apply, please describe below). I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Policy, Statement and Code has occurred.

Date: __________________             ________________________
                                     Signature

                                     _________________________
                                     Print Name

No exceptions to the above statement: (INITIAL) _______.

Exceptions (describe):

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                                                                      Appendix C

         KEELEY ASSET MANAGEMENT CORP., KEELEY INVESTMENT CORP., KEELEY
                SMALL CAP VALUE FUND, INC., AND KEELEY FUNDS INC.

                          (Effective February 15, 2006)

          Initial Listing of Securities Holdings and Brokerage Accounts

Covered Person's Name: _______________________________

I hereby certify that the following is a complete and accurate listing as of the date hereof of all brokerage accounts or mutual fund accounts with brokerage facilities, Restricted Securities and Private Securities(1) held in which I or members of my Immediate Household(2) exercise investment discretion or have Pecuniary Interest. I understand that I must provide this information to the Chief Compliance Officer no later than ten (10) calendar days after the later of my hire date or the effective date of Keeley's Policy, Statement and Code. Failure to do so within this time period will be considered a violation of Keeley's Personal Investment and Trading Policy and Code of Ethics:

I. Brokerage Accounts Maintained: I maintain the following brokerage accounts or mutual fund accounts with brokerage facilities (List below or attach the most recent account statement containing ALL information required below):

                                                     Relationship to Covered
                                                      Person (self, spouse,
 Name of Account   Brokerage Firm   Account Number        child, etc.)
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(1)   "Restricted Securities" include Pecuniary Interests in any Securities other than Allowable Securities that have been held by any Covered Person prior to his or her employment, or other applicable relationship, with Keeley.

      "Private Securities" include Pecuniary Interests in private placements including, but not limited to, investments in pooled or collective investment vehicles such as hedge funds and private equity funds.

      "Allowable Securities" include the following instruments: open-end mutual funds registered in the U.S. or other foreign jurisdictions, U.S. government and agency securities (and the equivalent government and agency securities for Covered Persons or other persons bound by the Personal Investment and Trading Policy who are resident in non-U.S. locations), municipal securities, money market instruments (bank CDs, bankers acceptances, commercial paper, repurchase agreements and other high quality, short-term debt instruments), and unit investment trusts. For clarification purposes, high quality, short-term debt instruments include any instruments having a maturity, at issuance, of one year or less and which are rated in one of the highest categories by a nationally-recognized statistical rating organization, or which are unrated but are of comparable quality.

(2) The term "Immediate Household" means the Covered Person's spouse and his/her minor children who reside at the same address as the Covered Person.

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(Use additional sheets if necessary)

II. Securities Owned: List each Restricted and Private Security held or attach the most recent brokerage account statement(s) containing ALL information required below:

                   Type of Security
                    (common stock,     Number of                        Description
                    fund, private      Shares or                       of Interest if
Name of Security   placement, etc.)      Units     Principal Amount   Private Security
--------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

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

(Use additional sheets if necessary)

By signing this form, I acknowledge that I have received and understand Keeley's Personal Investment and Trading Policy and Code of Ethics. I agree to abide by the provisions of the policy and to promptly notify the Chief Compliance Officer of any changes to the above information.

______________________________                                 ____/____/____
    (Signature)                                                        (Date)

______________________________
    (Print Name)

                                                                      Appendix D

         KEELEY ASSET MANAGEMENT CORP., KEELEY INVESTMENT CORP., KEELEY
                SMALL CAP VALUE FUND, INC., AND KEELEY FUNDS INC.

                          (Effective February 15, 2006)

          Annual Listing of Securities Holdings and Brokerage Accounts

Covered Person's Name: ________________________________________

I hereby certify that the following is a complete and accurate listing as of the date hereof of all brokerage accounts or mutual fund accounts with brokerage facilities, Restricted Securities and Private Securities(1) held in which I or members of my Immediate Household(2)(1) exercise investment discretion or have a Pecuniary Interest. I understand that I must provide this information to the Chief Compliance Officer no later than fifteen (15) calendar days after December 31st each year. Failure to do so within this time period will be considered a violation of Keeley'S Personal Investment and Trading Policy and Code of Ethics:

I. Brokerage Accounts Maintained: I maintain the following brokerage accounts or mutual fund accounts with brokerage facilities (List below or attach the most recent account statement(s) containing ALL information required below):

----------
(1) "Restricted Securities" include Pecuniary Interests in any Securities other than Allowable Securities that have been held by any Covered Person prior to his or her employment, or other applicable relationship, with Keeley.

      "Private Securities" include Pecuniary Interests in private placements including, but not limited to, investments in pooled or collective investment vehicles such as hedge funds and private equity funds.

      "Allowable Securities" include the following instruments: open-end mutual funds registered in the U.S. or other foreign jurisdictions, U.S. government and agency securities (and the equivalent government and agency securities for Covered Persons or other persons bound by the Personal Investment and Trading Policy who are resident in non-U.S. locations), municipal securities, money market instruments (bank CDs, bankers acceptances, commercial paper, repurchase agreements and other high quality, short-term debt instruments), and unit investment trusts. For clarification purposes, high quality, short-term debt instruments include any instruments having a maturity, at issuance, of one year or less and which are rated in one of the highest categories by a nationally-recognized statistical rating organization, or which are unrated but are of comparable quality.

(2) The term "Immediate Household" means the Covered Person's spouse and his/her minor children who reside at the same address as the Covered Person.

                                                             Relationship to
                                                          Covered Person (self,
  Name of Account    Brokerage Firm    Account Number     spouse,  child, etc.)
--------------------------------------------------------------------------------

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(Use additional sheets if necessary

II. Securities Owned: List each Restricted and Private Security held or attach the most recent brokerage account statement(s) containing ALL information required below:

                   Type of Security
                    (common stock,     Number of                        Description
                    fund, private      Shares or                       of Interest if
Name of Security   placement, etc.)      Units     Principal Amount   Private Security
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---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

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

(Use additional sheets if necessary)

III.  Annual Ethics Statement

I have read and understand the terms of the Keeley Personal Investment and Trading Policy and Code of Ethics. I understand the responsibilities and obligations contained therein, including the restrictions against using material, nonpublic information and the policies and procedures relating to transaction pre-clearance and periodic reporting of personal securities transactions. I hereby agree to abide by the terms of this Policy.

Signature:  ________________________

Print name: _______________________

Date:       ____/____/____

                                                                      Appendix E

         KEELEY ASSET MANAGEMENT CORP., KEELEY INVESTMENT CORP., KEELEY
                SMALL CAP VALUE FUND, INC., AND KEELEY FUNDS INC.

                          (Effective February 15, 2006)

                      QUARTERLY TRANSACTION ACTIVITY REPORT

                      FOR THE QUARTER ENDED(1): _______, 20

Covered Person's Name: __________________________

During the period referred to above, the following transactions were effected in Restricted Securities and Private Securities(2) of which I had or members of my Immediate Household(3) exercise investment discretion, or by reason of such transaction acquired, a Pecuniary Interest.

Notes:

      I. No reporting is required with respect to transactions in an account as to which the reporting person has beneficial ownership, but over which the reporting person has no direct or indirect influence or control.

      II. In the event that you are attaching brokerage or account statements, please write, "see attached" in the grid below.

----------
(1) In the event that the person completing this form became an employee or otherwise affiliated with Keeley subsequent to the beginning of the quarter, the information reported on this schedule should be for the period commencing on the date of employment or affiliation with Keeley through the end of the quarter being reported.

(2) "Restricted Securities" include Pecuniary Interests in any Securities other than Allowable Securities that have been held by any Covered Person prior to his or her employment, or other applicable relationship, with Keeley.

      "Private Securities" include Pecuniary Interests in private placements including, but not limited to, investments in pooled or collective investment vehicles such as hedge funds and private equity funds.

      "Allowable Securities" include the following instruments: open-end mutual funds registered in the U.S. or other foreign jurisdictions, U.S. government and agency securities (and the equivalent government and agency securities for Covered Persons or other persons bound by the Personal Investment and Trading Policy who are resident in non-U.S. locations), municipal securities, money market instruments (bank CDs, bankers acceptances, commercial paper, repurchase agreements and other high quality, short-term debt instruments), and unit investment trusts. For clarification purposes, high quality, short-term debt instruments include any instruments having a maturity, at issuance, of one year or less and which are rated in one of the highest categories by a nationally-recognized statistical rating organization, or which are unrated but are of comparable quality.

(3) The term "Immediate Household" applies to the Covered Person's spouse and his/her minor children who reside at the same address as the Covered Person.

                                      Type of Security          Nature of
                                    (common stock, fund,       Transaction       No. of                   Broker or
                       Date of       private placement,     (Purchase, Sale,     Shares     Principal     Counter-
Title of Security    Transaction            etc.)                Other)         or Units      Amount        party
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

      I hereby certify that this report (including any statement attached hereto) includes all transactions in Restricted and Private Securities for the period covered by this report and for all accounts as to which I have direct or indirect Pecuniary Interest, except those accounts over which I do not exercise direct or indirect influence or control. I acknowledge that I have read the Keeley Personal Investment and Trading Policy and Code of Ethics.

Date: ____/____/____

Signature: ________________________

Print Name: __________________________

Return a completed copy to the Chief Compliance Officer no later than 30 calendar days after the end of the quarter.

--------------------------------------------------------------------------------
(For Compliance Use Only)

Date Received by Legal and Compliance Department: ____/____/____


[ ]   Approved                    [ ]   Not Approved

Name: ___________________________________________   Title: _____________________
                     (Please Print)

Signature _______________________________________   Date: ______________________

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